Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Registration No. 333-181383; No. 333-117054; No. 333-100804 and No. 333-54632) of our report dated April 10, 2022, relating to the consolidated financial statements of MIND C.T.I. Ltd. (the “Company) appearing in this Annual Report on Form 20-F of the Company for the years ended December 31, 2021 and 2020.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 14, 2023